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                                                                    EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated June 29, 1999, except with respect to the reverse stock split discussed in Note 1 as to which the date is June 29, 2000, included in Infogrames, Inc.'s Form 10-K/A for the year ended June 30, 2001 and to all references to our Firm included in this registration statement.



ARTHUR ANDERSEN LLP


New York, New York
May 20, 2002